AMENDMENT 13
TO THE BYLAWS
OF
FEDERATED US
GOVERNMENT
SECURITIES FUND  25 YEARS

Effective
January 1
2006
Strike Section
 1 Officers
and Section 2
 Election of
Officers from
Article I  OFFICERS
AND THEIR
ELECTION and
replace with the
following
Section 1  Officers
 The Officers of the
Trust shall be a
President one or
 more Executive Vice
Presidents one or
more Senior Vice
Presidents one or
 more Vice Presidents
 a Treasurer and a
Secretary  The Board
of Trustees in its
discretion may also
elect or appoint one or
more Vice Chairmen
of the Board of Trustees
who need not be a Trustee
 and other Officers or agents
including one or more
Assistant Vice Presidents
 one or more Assistant
Secretaries and one or
more Assistant Treasurers  An
Executive Vice President
Senior Vice President or
Vice President the Secretary
or the Treasurer may
appoint an Assistant Vice
President an Assistant
Secretary or an Assistant
Treasurer respectively to
serve until the next
election of Officers
Two or more offices may
be held by a single person
except the
offices of President and
Executive Vice President
Senior Vice President or
Vice President may not be
held by the same person
concurrently  It shall
not be necessary for any
Trustee or any Officer to be a
holder of shares in any
Series or Class of the Trust
 Any officer or such other
person as the Board may
appoint may preside at
meetings of the shareholders
Section 2  Election of
Officers  The Officers
 shall be elected annually
by the Trustees  Each Officer
shall hold office for one
year and until the election
and qualification of his
 successor or until earlier
resignation or removal

Strike Sections 2 Chairman
of the Trustees Section 3
Vice Chairman of the Trustees
 Section 4
President and Section 5
Vice President from Article
II  POWERS AND DUTIES OF TRUSTEES
AND OFFICERS and replace
with the following
Section 2  Chairman of the Board
  The Board may elect from
among its members a Chairman
of the
Board  The Chairman shall
at all times be a Trustee
who meets all applicable
regulatory and other
relevant requirements for
serving in such capacity
The Chairman shall not be an
officer of the Trust but
shall preside over meetings
of the Board and shall have
such other responsibilities
in furthering the Board
functions as may be assigned
from time to time by the Board
 of Trustees or prescribed by
these ByLaws
It shall be understood that the
 election of any Trustee as
Chairman shall not impose on that
person any
duty obligation or liability
 that is greater than the duties
 obligations and liabilities
imposed
on that
person as a Trustee in the absence
of such election and no Trustee
who is so elected shall be held to
 a
higher standard of care by virtue
thereof  In addition election as
Chairman shall not affect in any
way
that Trustees rights or
entitlement
 to indemnification under the
ByLaws
or otherwise by the Trust  The
Chairman shall be elected by the
Board annually to hold office until
his successor shall have been duly
elected and shall have qualified
 or until his death or until he
shall
have resigned or have been
removed
as herein provided in these ByLaws
  Each Trustee including the
Chairman
shall have one vote

Resignation  The Chairman
may resign at any time by
giving written notice of
resignation to the Board
Any such resignation shall
take effect at the time
specified in such notice
 or if the time when it shall
become effective shall
not be specified therein
 immediately upon its
receipt and unless otherwise
specified therein the
acceptance of such
resignation shall not
be necessary to make it
effective

Removal  The Chairman
may be removed by majority
vote of the Board with or
without cause at any
time

Vacancy  Any vacancy in
 the office of Chairman
arising from any cause
whatsoever may be filled for
the unexpired portion of
the term of the office
 which shall be vacant
by the vote of the Board

Absence  If for any reason
the Chairman is absent from
 a meeting of the Board
the Board may select
from among its members who
are present at such meeting
 a Trustee to preside at such
 meeting

Section 3  Vice Chairman of
the Trustees  Any Vice Chairman
shall perform such duties as
 may be
assigned to him from time to
time by the Trustees
The Vice Chairman need
not be a Trustee
Section 4  President
The President shall be
the principal executive
officer of the Trust  He shall
counsel and advise the
Chairman  He shall have
general supervision over
the business of the Trust and
policies of the Trust
He shall employ and define
the duties of all employees
shall have power to
discharge any such employees
 shall exercise general
supervision over the affairs
 of the Trust and shall
perform such other duties
as may be assigned to him
from time to time by the
Trustees the Chairman or
the Executive Committee
 The President shall have
the power to appoint one or
 more Assistant
Secretaries or other junior
 officers subject to
ratification of such appointments
 by the Board  The
President shall have the power
to sign in the name of and on
 behalf of the Trust powers of
 attorney
proxies waivers of notice of
 meeting consents and other
instruments relating to securities
or other
property owned by the Trust
and may in the name of and
on behalf of the Trust take all
such action as
the President may deem advisable
in entering into agreements to
purchase securities or other
property in
the ordinary course of business
 and to sign representation
letters
in the course of buying
securities or
other property

Section 5  Vice President
The Executive Vice President
Senior Vice President or Vice
President if
any in order of their rank as
fixed by the Board or if not
ranked a Vice President
designated by the
Board in the absence of the
President shall perform all
duties and may exercise any
of
the powers of the
President subject to the
control
 of the Trustees  Each
 Executive Vice President
Senior Vice President
and Vice President shall
perform such other duties
as may be assigned to him
from time to time by the
Trustees the Chairman
the President or the
Executive Committee
Each Executive Vice President
Senior Vice President and
 Vice President shall be
authorized to sign documents
on behalf of the Trust
The Executive Vice President
 Senior Vice President and
Vice President shall have the
power to sign in
the name of and on behalf of
the Trust and subject to Article
VIII Section 1 powers of
 attorney
 proxies
waivers of notice of meeting
consents and other instruments
 relating to securities or
other property
owned by the Trust and may
in the name of and on behalf
of the Trust take all such
action as the
Executive Vice President
Senior Vice President or
 Vice President may deem
advisable in entering into
agreements to purchase
securities or other
property in the ordinary
course of business and to sign
representation letters
n the course of buying
securities or other property